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                                                                    Exhibit 23.2

                      CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the use of our reports relating to the proved oil and gas reserves of Mariner Energy, Inc. (the "Company"), to the information derived from such reports and to the reference to this firm as an expert in the Form S-1 registration statement and any amendments thereto filed by the Company and in the prospectus to which the registration statement relates.

                                     Very truly yours,



                                     /s/ Ryder Scott Company, L.P.
                                     -------------------------------------------
                                     Ryder Scott Company, L.P.

Houston, Texas
May 9, 2005